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                          FUND PARTICIPATION AGREEMENT
                                      AMONG
                       QUEST FOR VALUE ACCUMULATION TRUST,
                        QUEST FOR VALUE DISTRIBUTORS, and
                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY

     THIS AGREEMENT is made this 3rd day of April, 1995, by and among Quest for Value Accumulation Trust (the "Trust"), an open-end management investment company organized as a Massachusetts business trust, Connecticut General Life Insurance Company, a life insurance company organized as a corporation under the laws of the State of Connecticut (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth in Schedule A, as may be amended from time to time (the "Accounts"), and Quest for Value Distributors, a Delaware general partnership, the Trust's Underwriter (the "Underwriter").

     WHEREAS, the Trust is registered with the Securities and Exchange Commission (the "Commission") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and has an effective registration statement relating to the offer and sale of the various series of its shares under the Securities Act of 1933, as amended (the "1933 Act");

     WHEREAS, the Trust was established for the purpose of serving as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by life insurance companies which have entered into fund participation agreements with the Trust substantially identical to this Agreement (the "Participating Insurance Companies");

     WHEREAS, shares of beneficial interest in the Trust are divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets, and certain of those series named in Schedule B (the "Portfolios") are to be made available for purchase by the Company for the Accounts;

     WHEREAS, the Trust has obtained an order from the Commission granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts relief from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the 1940 Act and Rules, 6e-2(b)(15) and 6e3-(T)(b)(15)
thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and qualified pension and retirement plans (hereinafter the "Mixed and Shared Funding Exemptive Order").

     WHEREAS, the Company has registered or will register under the 1933 Act certain variable life insurance policies and variable annuity contracts to be issued by the Company under which the Portfolios are to be made available as investment vehicles (the "Contracts");

     WHEREAS, the Accounts are duly organized, validly existing segregated asset accounts, established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut, to set aside and invest assets attributable to the Contracts;
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     WHEREAS, the Underwriter is registered as a broker dealer with the
Commission under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD");

     WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act unless an exemption from registration under the 1940 Act is available and the Trust has been so advised;

     WHEREAS, the Company desires to use shares of the Portfolios named in Schedule B as investment vehicles for the Accounts and the Underwriter is authorized to sell such shares to the Accounts at net asset value;

     NOW THEREFORE, in consideration of their mutual promises, the parties agree as follows:

                                   ARTICLE I.
                Purchase and Redemption of Trust Portfolio Shares

     1.1. For purposes of this Article I, the Company shall be the Trust's agent for the receipt from each Account of purchase orders and requests for redemption pursuant to the Contracts relating to each Portfolio, provided that the Company notifies the Trust of such purchase orders and requests for redemption by 9:30 a.m. Eastern time on the next following Business Day, as defined in Section 1.3.

     1.2. The Trust shall make shares of the Portfolios available to the Accounts at the net asset value next computed after receipt and acceptance of a purchase order by the Trust (or its agent), as established in accordance with the provisions of the then current prospectus of the Trust describing Portfolio purchase procedures. The Company will transmit orders from time to time to the Trust for the purchase and redemption of shares of the Portfolios. The Trustees of the Trust (the "Trustees") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, such action is deemed in the best interests of the shareholders of such Portfolio.

     1.3. The Company shall pay for the purchase of shares of a Portfolio on behalf of an Account with federal funds to be transmitted by wire to the Trust, with the reasonable expectation of receipt by the Trust by 2:00 p.m. Eastern time on the next Business Day after the Trust (or its agent) receives the purchase order. Upon receipt by the Trust of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Trust for this purpose. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the Commission.
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     1.4. The Trust will redeem for cash any full or fractional shares of any
Portfolio, when requested by the Company on behalf of an Account, at the net asset value next computed after receipt and acceptance by the Trust (or its agent) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Trust describing Portfolio redemption procedures. The Trust shall make payment for such shares in the manner established from time to time by the Trust. Proceeds of redemption with respect to a Portfolio will normally be paid to the Company for an Account in federal funds transmitted by wire to the Company by order of the Trust with the reasonable expectation of receipt by the Company by 2:00 p.m. Eastern time on the next Business Day after the receipt by the Trust (or its agent) of the request for redemption. Such payment may be delayed if, for example, the Portfolio's cash position so requires or if extraordinary market conditions exist, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act. Neither the Trust nor the Underwriter shall bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds; the Company alone shall be responsible for such action.

     l.5. Payments for the purchase of shares of the Trust's Portfolios by the Company under Section 1.3 and payments for the redemption of shares of the Trust's Portfolios under Section 1.4 on any Business Day may be netted against one another for the purpose of determining the amount of any wire transfer.

     1.6. Issuance and transfer of the Trust's Portfolio shares will be by book entry only. Stock certificates will not be issued to the Company or the Accounts. Portfolio Shares purchased from the Trust will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.

     1.7. The Trust shall furnish, as reasonably practicable, on or before the ex-dividend date, notice to the Company of any income dividends or capital gain distributions payable on the shares of any Portfolio of the Trust. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of that Portfolio. The Trust shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

     1.8. The Trust shall calculate the net asset value of each Portfolio on each Business Day, as defined in Section 1.3. The Trust shall make the net asset value per share for each Portfolio available to the Company or its designated agent on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available to the Company by 6:30 p.m. Eastern time each Business Day.

     1.9. The Trust agrees that its Portfolio shares will be sold only to Participating Insurance Companies and their segregated asset accounts and to certain qualified pension and retirement plans to the extent permitted under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code") and the Mixed and Shared Funding Exemptive Order. No shares of any
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Portfolio will be sold directly to the general public. The Company agrees that it will use Trust shares only for the purposes of funding the Contracts through the Accounts listed in Schedule A, as amended from time to time.

     1.10. The Trust agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in Section 2.9 and
Article IV of this Agreement.

                                   ARTICLE II.
                           Obligations of the Parties

     2.1. The Trust shall prepare and be responsible for filing with the Commission and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Trust. The Trust shall bear the costs of registration and qualification of shares of the Portfolios, preparation and filing of the documents listed in this Section 2.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.

     2.2. At the option of the Company, the Trust and/or the Underwriter shall either (a) provide the Company with as many copies of portions of the Trust's current prospectus, annual report, semi-annual report and other shareholder communications, including any amendments or supplements to any of the foregoing, pertaining specifically to the Portfolios as the Company shall reasonably request; or (b) provide the Company with a camera ready copy of such documents in a form suitable for printing and from which information relating to each of the series of the Trust other than the Portfolios has been deleted to the extent practicable. Should the Company wish to print any such document in a different format than that provided by the Trust, the Company shall bear the cost of any format change. The Trust shall provide the Company with a copy of its current statement of additional information, including any amendments or supplements, in a form suitable for duplication by the Company. The Trust (at its expense) shall provide the Company with copies of any Trust-sponsored proxy materials in such quantity as the Company shall reasonably require for distribution to Contract owners.

     2.3. The Trust and/or the Underwriter shall bear its proportionate share of the costs of printing and distributing documents including the Trust's prospectus, shareholder reports and other shareholder communications to owners of Contracts for which a Portfolio or Portfolios of the Trust is serving or may serve as an investment vehicle, using the number of pages as a guide. The Company will use its best efforts to control those costs, will submit bills therefor to the Trust for reimbursement, and will advise the Trust semi-annually of how many Contract owners are using the Trust as a funding vehicle. The Company shall bear the costs of distributing proxy materials (or similar materials such as voting solicitation instructions) and statements of additional information to Contract owners, as well as printing and distribution costs relating to prospective owners of Contracts. The Company assumes sole responsibility for ensuring that such materials are delivered to Contract owners in accordance with applicable federal and state securities laws.
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     2.4. The Company agrees and acknowledges that Oppenheimer Capital is the sole owner of the name and mark "Quest for Value" and that all use of any designation comprised in whole or part of such name or mark under this Agreement shall inure to the benefit of Oppenheimer Capital. Except as provided in Section 2.5, the Company shall not use any such name or mark on its own behalf or on behalf of the Accounts or Contracts in any registration statement, advertisement, sales literature or other materials relating to the Accounts or Contracts without the prior written consent of Oppenheimer Capital. Upon termination of this Agreement for any reason, the Company shall cease all use of any such name or mark as soon as reasonably practicable.

     2.5. The Company shall furnish, or cause to be furnished, to the Trust or its designee a copy of each Contract prospectus or statement of additional information describing the Contracts, each report to Contract owners, proxy statement, application for exemption or request for no-action letter that relate to the Trust or its shares and/or in which the Trust, Underwriter or the Trust's Adviser is named contemporaneously with the filing of such document with the Commission. The Company shall furnish, or shall cause to be furnished, to the Trust or the Underwriter or their designee each piece of sales literature or other promotional material in which the Trust, Underwriter or the Trust's Adviser is named, at least five Business Days prior to its use. No such material shall be used if the Trust or its designee reasonably objects to such use within five Business Days after receipt of such material.

     2.6. The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust, Underwriter or the Trust's Adviser in connection with the sale of the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Trust shares (as such registration statement and prospectus may be amended or supplemented from time to time), annual and semi-annual reports of the Trust, Trust-sponsored proxy statements, or in sales literature or other promotional material approved by the Trust or by the Underwriter or their designee, except as required by legal process or regulatory authorities or with the written permission of the Trust or the Underwriter or their respective designees. The Trust and the Underwriter agree to respond to any request for approval on a prompt and timely basis. The Company shall adopt and implement procedures reasonably designed to ensure that "broker only" materials including information therein about the Trust, Underwriter or the Trust's Adviser are not distributed to existing or prospective Contract owners.

     2.7. The Trust shall use its best efforts to provide the Company, on a timely basis, with such information about the Trust, the Portfolios, the Underwriter and the Trusts's Adviser, in such form as the Company may reasonably require, as the Company shall reasonably request in connection with the preparation of registration statements, prospectuses and annual and semi-annual reports pertaining to the Contracts.

     2.8. The Trust and the Underwriter shall not give, and agree that no affiliate of either of them shall give, any information or make any representations or statements on behalf of the

Company or concerning the Company, the Accounts or the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Contracts (as such registration statement and prospectus may be amended or supplemented from time to time), or in materials approved by the Company for distribution including sales literature or other promotional materials, except as required by legal process or regulatory authorities or with the written permission of the Company. The Company agrees to respond to any request for approval on a prompt and timely basis.

     2.9. So long as, and to the extent that, the Commission interprets the 1940 Act to require pass-through voting privileges for Contract owners, the Company will provide pass-through voting privileges to Contract owners whose cash values are invested, through the registered Accounts, in shares of one or more Portfolios of the Trust. Participating Insurance Companies shall be responsible for assuring that each of their segregated accounts calculates voting privileges in a manner consistent with all other Participating Insurance Companies. With respect to each registered Account, the Company will (i) solicit voting instructions from Contract owners; (ii) vote the shares of each Portfolio of the Trust held by a registered Account in accordance with instructions received from Contract owners; and (iii) vote shares of each Portfolio of the Trust held by a registered Account and for which no timely voting instructions from Contract owners are received in the same proportion as those shares for which voting instructions are received. The Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Portfolio shares held to fund the Contracts without the prior written consent of the Trust, which consent may be withheld in the Trust's sole discretion. The Company reserves the right, to the extent permitted by law, to vote shares held in any Account in its sole discretion.

     2.10 The Company and the Trust will each provide to the other information about the results of any regulatory examination relating to the Contracts or the Trust, including relevant portions of any "deficiency letter" and any response thereto.

     2.11. No compensation shall be paid by the Trust to the Company, or by the Company to the Trust, under this Agreement (except for specified expense reimbursements). However, nothing herein shall prevent the parties hereto from otherwise agreeing to perform, and arranging for appropriate compensation for, other services relating to the Trust, the Accounts or both.

                                  ARTICLE III.
                         Representations and Warranties

     3.1. The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of Connecticut and that it has legally and validly established each Account as a segregated asset account under such law as of the date set forth in Schedule A, and that CIGNA Financial Advisors, Inc., the principal underwriter for the Contracts, is registered as a broker-dealer under the 1934 Act and is a member in good standing of the NASD.

     3.2. The Company represents and warrants that it has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act and cause each Account to remain so registered to serve as a segregated asset account for the Contracts, unless an exemption from registration is available.

     3.3. The Company represents and warrants that the Contracts will be registered under the 1933 Act unless an exemption from registration is available prior to any issuance or sale of the Contracts; the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and the sale of the Contracts shall comply in all material respects with state insurance law suitability requirements.

     3.4. The Company represents that it believes that the Contracts are currently and at the time of issuance will be treated as life insurance policies or annuity contracts respectively, under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Trust and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

     3.5 The Trust represents and warrants that it is duly organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act and the rules and regulations thereunder.

     3.6. The Trust represents and warrants that the Portfolio shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and sold in accordance with all applicable federal and state laws, and that the Trust shall be registered under the 1940 Act prior to and at the time of any issuance or sale of such shares. The Trust shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust.

     3.7 The Trust represents that its investment objectives, policies and restrictions comply with applicable state investment laws as they may apply to the Trust. The Trust makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws and regulations of any state. The Company alone shall be responsible for informing the Trust of any insurance restrictions imposed by state insurance laws which are applicable to the Trust. To the extent feasible and consistent with market conditions, the Trust will adjust its investments to comply with the aforementioned state insurance laws upon written notice from the Company of such requirements and proposed adjustments, it being agreed and understood that in any such case the Trust shall be allowed a reasonable period of time under the circumstances after receipt of such notice to make any such adjustment.

     3.8. The Trust represents and warrants that the investments of each Portfolio will comply with the diversification requirements for variable annuity, endowment or life insurance contracts set forth in Section 817(h) of the Internal Revenue Code of 1986, as amended ("Code"), and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5, and will notify the Company immediately upon having a reasonable basis for believing any Portfolio has ceased to comply or might not so comply and will immediately take all reasonable steps to adequately diversify the Portfolio to achieve compliance within the grace period afforded by Regulation 1.817-5.

     3.9. The Trust represents and warrants that it is currently qualified as a "regulated investment company" under Subchapter M of the Code, that it will make every effort to maintain such qualification and will notify the Company immediately upon having a reasonable basis for believing it has ceased to so qualify or might not so qualify in the future.

     3.10. The Trust represents and warrants that should it ever desire to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, the Trustees, including a majority who are not "interested persons" of the Trust under the 1940 Act ("disinterested Trustees"), will formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

     3.11. The Trust represents and warrants that it, its directors, officers, employees and others dealing with the money or securities, or both, of a Portfolio shall at all times be covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimum coverage required by Rule 17g-1 or other regulations under the 1940 Act. Such bond shall include coverage for larceny and embezzlement and be issued by a reputable bonding company.

     3.12. The Underwriter is registered, and will remain registered, during the term of this Agreement, as a broker dealer under the 1934 Act and is a member in good standing of the NASD. Furthermore, the Underwriter represents that the Trust's Adviser, Quest for Value Advisors, is duly organized and a validly existing Delaware general partnership and that it is registered and will during the term of the Agreement remain registered as an investment adviser under the 1940 Act.

                                   ARTICLE IV.
                               Potential Conflicts

     4.1. The parties acknowledge that a Portfolio's shares may be made available for investment to other Participating Insurance Companies and qualified pension and retirement plans. In such event, the Trustees will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. An irreconcilable material conflict may arise for a variety of reasons, including:
(a) An action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities;
(c) an
administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Trust shall promptly inform the Company of any determination by the Trustees that an irreconcilable material conflict exists and of the implications thereof. A majority of the Board of Trustees of the Trust shall consist of persons who are not "interested" persons of the Trust.

     4.2. The Company has reviewed a copy of the Mixed and Shared Funding Exemptive Order, and in particular has reviewed and agrees to comply with the conditions to the requested relief set forth therein. As set forth in the Mixed and Shared Funding Exemptive Order, the Company agrees to promptly report any potential or existing conflicts of which it is aware to the Trustees. The Company will assist the Trustees in carrying out their responsibilities as delineated in the Mixed and Shared Funding Exemptive Order, by providing the Trustees with all information reasonably necessary for and requested by the Trustees to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions. All communications from the Company to the Trustees may be made in care of the Trust. The Board of Trustees shall record in its minutes or other appropriate records, all reports received by it and all action with regard to a conflict.

     4.3. If it is determined by a majority of the Trustees, or a majority of the disinterested Trustees, that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its own expense and to the extent reasonably practicable (as determined by a majority of the disinterested Trustees) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and
(b) establishing a new registered management investment company or managed separate account.

     4.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

     4.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account within six (6) months after the Trustees inform the Company in writing that the Trust has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

     4.6. For purposes of Sections 4.3 through 4.6 of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any material funding irreconcilable conflict, but in no event will the Trust be required to establish new funding medium for the Contracts. In the event that the Trustees determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Trustees inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees.

     4.7. The Company shall at least annually submit to the Trustees such reports, materials or data as the Trustees may reasonably request so that the Trustees may fully carry out the duties imposed upon them as delineated in the Mixed and Shared Funding Exemptive Order, and said reports, materials and data shall be submitted more frequently if reasonably deemed appropriate by the Trustees.

     4.8. If and to the extent that Rule 6e-3(T) is amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-3(T), as amended, or Rule 6e-3, as adopted, to the extent such rules are applicable.

                                   ARTICLE V.
                                 Indemnification

     5.1. Indemnification By the Company. The Company agrees to indemnify and hold harmless the Trust, the Underwriter, and each of the Trust's and the Underwriter's Trustees, officers, employees and agents and each person, if any, who controls or is associated with the Trust or the Underwriter within the meaning of such terms under the federal securities laws (collectively, the "Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities, joint or several, (including amounts paid in settlement with the written consent of the Company, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith)(collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

          (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or prospectus for the Contracts or in the Contracts themselves or in sales literature generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing)(collectively, "Company Documents" for the purposes of this
     Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

          (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Trust Documents as defined in Section 5.2(a)) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Trust shares; or

          (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents as defined in
     Section 5.2(a) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of the Company; or

          (d) arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

          (e) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

     5.2. Indemnification By the Underwriter. The Underwriter, on its own behalf and on behalf of the Trust, agrees to indemnify and hold harmless the Company and each of its directors, officers, employees, and agents and each person, if any, who controls or is associated with the Company within the meaning of the federal securities laws (collectively, the "Indemnified Parties" for the purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith)(collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

          (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Trust (or any amendment or supplement thereto), (collectively, "Trust Documents" for the purposes of this Article
     V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust or the Underwriter by or on behalf of the Company for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

          (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) by the Underwriter or the Trust or wrongful conduct of the Underwriter or persons under its control, with respect to the sale or acquisition of the Contracts or Trust shares; or

          (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Underwriter and the Trust; or

          (d) arise out of or result from any failure by the Trust to provide the services or furnish the materials required under the terms of this Agreement; or

          (e) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter and the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter and the Trust; or

          (f) arise out of or result from the provision by the Trust to the Company of no net asset value per share or an erroneous net asset value per share on a given Business Day for any Portfolio, or from the failure of the Trust to advise of a dividend or capital gains distribution as provided in Section 1.7. The Company in such event shall be entitled to an adjustment to the number of shares of any such Portfolio purchased or redeemed to reflect the correct net asset value per share. Any error in the calculation or reporting of net asset value per share, dividend or capital gains distribution information shall be reported promptly upon discovery to the Company.

     5.3. Neither the Company nor the Underwriter on its behalf and on behalf of the Trust shall be liable under the indemnification provisions of Sections 5.1 or 5.2, as applicable, with respect to any Losses incurred or assessed against an Indemnified Party that arise from such Indemnified Party's willful misfeasance, bad faith or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

     5.4.Neither the Company nor the Underwriter on its behalf and on behalf of the Trust shall be liable under the indemnification provisions of Sections 5.1 or 5.2, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the other party in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim or shall not relieve that party from any liability which it may have to the Indemnified Party in the absence of Sections 5.1 and 5.2.

     5.5. In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                                   ARTICLE VI.
                                   Termination

     6.1.This Agreement may be terminated by any party in its entirety or with respect to one, some or all Portfolios for any reason by sixty (60) days advance written notice delivered to the other parties, and shall terminate immediately in the event of its assignment.

     6.2. Notwithstanding any termination of this Agreement, the Trust shall, at the option of the Company, continue to make available additional shares of any Portfolio and redeem shares of any Portfolio pursuant to the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement for a period that is reasonable under the circumstances but need not be for more than 90 days.

     6.3. The provisions of Article V shall survive the termination of this Agreement, and the provisions of Article IV and Section 2.9 shall survive the termination of this Agreement as long as shares of the Trust are held on behalf of Contract owners in accordance with Section 6.2.

                                  ARTICLE VII.
                                     Notices

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

             If to the Trust or the Underwriter:

                               Mr. Bernard H. Garil
                               President
                               Quest for Value Advisors
                               New York, NY  10281

             If to the Company:

                               Connecticut General Life Insurance Company
                               900 Cottage Grove Road
                               Hartford, CT  06152

                               Attention: Robert A. Picarello, Chief Counsel,
                                          Individual Insurance Operations

                                  ARTICLE VIII.
                                  Miscellaneous

     8.1. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     8.2. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     8.3. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     8.4. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder and to any orders of the Commission granting exemptive relief therefrom and the conditions of such orders. Copies of any such orders shall be promptly forwarded by the parties to each other.

     8.5. All liabilities of the Trust arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Trust and that no Trustee, officer, agent or holder of shares of beneficial interest of the Trust shall be personally liable for any such liabilities.

     8.6. Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Commission, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     8.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     8.8. This Agreement shall not be exclusive in any respect.

     8.9. Neither this Agreement nor any rights or obligations hereunder may be assigned by any party hereto without the prior written approval of all the parties.

     8.10. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by all the parties.

     8.11. Each party hereto shall, except as required by law or otherwise permitted by this Agreement, treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto, and shall not disclose such confidential information without the written consent of the affected party unless such information has become publicly available.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.

                                      Quest for Value Distributors

                                      By:   s/ Thomas E. Duggan
                                        -----------------------------------
                                      Name:
                                      Title:  Secretary

                                      Quest for Value Accumulation Trust

                                      By:   s/ Bernard H. Garil
                                        -----------------------------------
                                      Name:
                                      Title:  Vice President

                                      Connecticut General Life Insurance Company

                                      By:   s/ Ray H. Bubbs
                                        -----------------------------------
                                      Name:
                                      Title:  Senior Vice President

                                   Schedule A
                                       to
                           FUND PARTICPATION AGREEMENT
                                      AMONG
                       QUEST FOR VALUE ACCUMULATION TRUST,
                        QUEST FOR VALUE DISTRIBUTORS, and
                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                               dated April 3, 1995

                    o CG Variable Annuity Separate Account II

                 o CG Variable Life Insurance Separate Account I

                o CG Variable Life Insurance Separate Account II

                                   Schedule B
                                       to
                           FUND PARTICPATION AGREEMENT
                                      AMONG
                       QUEST FOR VALUE ACCUMULATION TRUST,
                        QUEST FOR VALUE DISTRIBUTORS, and
                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                               dated April 3, 1995

          o Quest for Value Accumulation Trust Global Equity Portfolio

             o Quest for Value Accumulation Trust Managed Portfolio

            o Quest for Value Accumulation Trust Small Cap Portfolio

                          AUGUST 30, 1996 AMENDMENT TO
                          FUND PARTICIPATION AGREEMENT
                                      AMONG
                             OCC ACCUMULATION TRUST,
                              OCC DISTRIBUTORS, and
                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY

          This is an amendment to the April 3, 1995 Fund Participation Agreement ("Agreement") among OCC Accumulation Trust (formerly Quest for Value Accumulation Trust), OCC Distributors (formerly Quest for Value Distributors) and Connecticut General Life Insurance Company ("Company").

Schedule A to the Agreement is hereby amended to add the following separate account of the Company:

-    CG Corporate Insurance Variable Life Separate Account 02

Schedule B to the Agreement is hereby amended to read as follows:

-    OCC Global Equity Portfolio**
-    OCC Managed Portfolio*
-    OCC Small Cap Portfolio*
-    OCC Equity Portfolio***

*-   For all separate accounts listed in Schedule A
**- For all separate accounts listed in Schedule A except CG Corporate Insurance Variable Life Separate Account 02
***- For CG Corporate Insurance Variable Life Separate Account 02 only

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment to the Agreement as of August 30, 1996.


                                   OCC ACCUMULATION TRUST

                                   By:      s/Ilana R. Marcus
                                      -----------------------
                                   Name:  Ilana R. Marcus
                                   Title:  Assistant Secretary


                                   OCC DISTRIBUTORS

                                   By:   s/Peter F. Muratore
                                      -----------------------
                                   Name:  Peter F. Muratore
                                   Title:  President
                                   CONNECTICUT GENERAL LIFE
                                   INSURANCE COMPANY

                                   By:     s/James F. Meehan
                                      -----------------------
                                   Name:  James F. Meehan
                                   Title:  Sr. Vice President